Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Subodh Kulkarni, Chief Executive Officer of Rigetti Computing, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 6, 2026

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 6th day of August, 2026.

/s/ Subodh Kulkarni
Subodh Kulkarni
President and Chief Executive Officer
(Principal Executive Officer)